                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                _______________________________________________

                              Date: May 17, 1996

                   NORTH AMERICAN INTEGRATED MARKETING, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


     33-27603                                             22-2942013
(Commission File No.)                          (IRS Employer Identification No.)


                               999 McBride Avenue
                                   Suite 200A
                        West Paterson, New Jersey  07424
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (201) 890-7330
              (Registrant's telephone number, including area code)

Item 1.   Changes in Control of Registrant.
- ------

          Not Applicable.

Item 2.   Acquisition or Disposition of Assets.
- ------

          Not Applicable.

Item 3.   Bankruptcy or Receivership.
- ------

          Not Applicable.

Item 4.   Changes in Registrant's Certifying Accountants.
- ------

          Not Applicable.

Item 5.   Other Events.
- ------

          Registrant entered into a Convertible Debenture Purchase Agreement dated May 17, 1996 with First Commercial and Finance Corp., Establishment, a Lichtenstein Corporation ("First Commercial"). First Commercial purchased a convertible debenture of registrant in the principal amount of $500,000 and was given the right for a period of two years from the date of the agreement or May 17, 1998 to convert the entire principal amount of the debenture into registrant's common stock to allow First Commercial to own 60% of registrant's outstanding common stock on a fully diluted basis. First Commercial also agreed to grant an irrevocable proxy for the registrant's shares of common stock that it would own should it decide to convert the debenture into registrant's common stock. The irrevocable proxy would be granted to registrant's Chief Executive Officer, Nicholas Robinson, for a period of five years from the date of conversion. A copy of the Convertible Debenture Purchase Agreement is attached hereto as Exhibit 10.

Item 6.   Resignations of Registrant's Directors.
- ------

          Not Applicable

Item 7.   Financial Statements and Exhibits.
- ------

          a. Not Applicable
          b. Not Applicable
          c. Exhibit 10 - Convertible Debenture Purchase Agreement

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          NORTH AMERICAN INTEGRATED
                                          MARKETING, INC.
                                          (REGISTRANT)


                                          /s/ Robert W. Paltrow
                                          --------------------------------------
                                          (signature)
                                          Name:  Robert W. Paltrow
                                          Title: Secretary/Treasurer




                                      -3-